Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

to

Tender Shares of Common Stock

of

AMERICAN LAND LEASE, INC.

Pursuant to

the Offer to Purchase, Dated December 23, 2008

by

GCP SUNSHINE ACQUISITION, INC.,

a subsidiary

of

GCP REIT II

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, NEW YORK CITY

TIME, AT THE END OF JANUARY 22, 2008, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange North St. Paul, Minnesota 55075

Please read the instructions, beginning on page 6, carefully before completing this Letter of Transmittal.

LETTER OF TRANSMITTAL TO ACCOMPANY CERTIFICATE(S) REPRESENTING

SHARES OF COMMON STOCK OF AMERICAN LAND LEASE, INC.

Ladies and Gentlemen:

The undersigned hereby tenders to GCP Sunshine Acquisition, Inc. (“Purchaser”), a Delaware corporation and a subsidiary of GCP REIT II, the shares of common stock, par value $0.01 per share (the “Common Stock”), of American Land Lease, Inc., a Delaware corporation (the “Company”), as of the time Purchaser accepts for payment and pays for any Shares (as defined below) tendered and not withdrawn pursuant to the Offer (as defined below), including shares of restricted Common Stock under the Company’s 1998 Stock Incentive Plan (the “Company Stock Plan”) and any shares issuable upon exercise of options to acquire shares of Common Stock issued pursuant to the Company Stock Plan (the “Shares”), pursuant to Purchaser’s offer to purchase all of the issued and outstanding Shares at a price of $14.20 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2008 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as each may be amended or supplemented from time to time, constitute the “Offer”). The “Expiration Date” of the Offer is 12:00 Midnight, New York City time, at the end of January 22, 2009, unless the initial period of the Offer is extended, in which case “Expiration Date” shall mean such subsequent time and date to which the expiration of the Offer is extended.

Subject to, and effective upon, acceptance for payment of the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of Purchaser, all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date) (collectively, “Distributions”) and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver certificates evidencing such Shares (and any and all Distributions), or transfer ownership of such Shares (the “Share Certificates”) (and any and all Distributions) on the account books maintained by The Depository Trust Company (“DTC”), together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser upon receipt by the Depositary, as the undersigned’s agent, of the Offer Price; (ii) present such Shares (and any and all Distributions) for transfer on the books of the Company; and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Purchaser, its officers and designees, and each of them, as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution and re-substitution, to vote in such manner as each such attorney-in-fact and proxy or his or her substitute shall, in his or her sole discretion, deem proper and to otherwise act (by written consent or otherwise) with respect to all of the Shares (and any and all Distributions) tendered hereby which have been accepted for payment by Purchaser prior to the time of such vote or other action and all Shares and other securities issued in Distributions in respect of such Shares, which the undersigned is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), or consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in the Shares tendered hereby, is irrevocable, is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with other terms of the Offer. Such acceptance for payment shall, without further action, revoke all other powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent power of attorney or proxy shall be given or written consent executed (and if given or executed shall not be effective) by the undersigned with respect thereto. The undersigned understands and acknowledges that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance of such Shares for payment, Purchaser or the Purchaser’s designees must be able to exercise full voting and other rights with respect to such Shares (and any and all Distributions), including, without limitation, voting at any meeting of the Company’s stockholders then scheduled or for which a record date has been established.

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all Distributions); (b) when and to the extent Purchaser accepts the Shares for purchase, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all Distributions); and (d) the undersigned has read and agreed to all of the terms of the Offer.

It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and until the Share Certificate(s) owned by the undersigned are received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, or, in the case of Shares held in book-entry form, ownership of Shares is validly transferred on the account books maintained by DTC, and until the same are processed for payment by the Depositary. It is understood that the method of delivery of the Shares, the Share Certificate(s) and all other required documents (including delivery through DTC) is at the option and risk of the undersigned and that the risk of loss of such Shares, Share Certificate(s) and other documents shall pass only after the Depositary has actually received the Shares or Share Certificate(s) (including, in the case of a book-entry transfer, by Book-Entry Confirmation (as defined below)).

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Notwithstanding anything to the contrary herein, Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 4 entitled “Withdrawal Rights” of the Offer to Purchase. After the Expiration Date, tenders made pursuant to the Offer will be irrevocable except as provided in the Offer to Purchase.

The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 3 of the Offer to Purchase will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s)

representing your Shares, to:

By Mail:	By Overnight Courier or by Hand:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

Pursuant to the Offer, the undersigned encloses herewith and tenders the following certificate(s) representing shares of Common Stock:

NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)	DESCRIPTION OF SHARES TENDERED (Please fill in. Attach separate schedule if needed)
If there is any error in the name or address shown on the label on the front cover, please make the necessary corrections.	Certificate No(s)*	Number of Shares Tendered**

TOTAL SHARES

*	Need not be completed by stockholders delivering shares by book-entry transfer.
**	Unless otherwise indicated, all shares represented by share certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 9.

☐ Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.
SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the check is to be issued in a name which differs from the name on the tendered certificate(s). Issue to:	Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instructions 4. Mail to:
Name:	Name:
Address:	Address:

(Please also complete Substitute Form W-9 AND see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

YOU MUST SIGN IN THE BOX BELOW AND PROVIDE YOUR TAX ID NUMBER ON THE BACK OF THIS FORM

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.

APPLY MEDALLION GUARANTEE STAMP HERE
Registered Holder

Registered Holder

Title, if any

Date:

INSTRUCTIONS FOR TENDERING CERTIFICATES

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

(Please read carefully the instructions below)

1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to Wells Fargo Bank, N.A. (the “Depositary”). Do not send your certificates to GCP Sunshine Acquisition, Inc., GCP REIT II or the Company. The method of delivery of certificates to be tendered to the Depositary at the address set forth on the front of this Letter of Transmittal is at the option and risk of the tendering stockholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and proper insurance is suggested.

2. Payment in the Same Name: If the check and stock certificate are issued in the same name as the tendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the tendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of an Eligible Institution. If any of the shares tendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3. Payment in Different Name: If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the tendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the tendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Payment and Delivery Instructions: Indicate the name in which and address to which the check are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

5. Letter of Transmittal Required; Surrender of Certificate(s); Lost Certificate(s): You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Depositary, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Depositary for instructions at (800) 380-1372 prior to submitting your certificates for exchange. Any Company stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with the Depositary.

6. Substitute Form W-9; Backup Withholding: Under the federal income tax law, a non-exempt stockholder is required to provide the Depositary with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the tendering stockholder to 28% backup withholding on the payment of any cash. The tendering stockholder must check the box in Part 4 if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Depositary is not provided with a TIN before payment is made, the Depositary will withhold 28% on all payments to such tendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Depositary.

7. Stock Transfer Taxes: If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

8. Waiver of Conditions: Subject to the limitations contained in the Merger Agreement and to the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”), Purchaser reserves the right from time to time, subject to certain conditions, to waive any conditions to the Offer (other than the Minimum Condition, which may only be waived with the prior written consent of the Company) or increase the Offer Price.

9. Inadequate Space: If the space provided herein is inadequate, the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

10. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer): If fewer than all the Shares evidenced by any certificate submitted to the Depositary herewith are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Number Of Shares Tendered.” In such case, new certificate(s) evidencing the remainder of the Shares that were evidenced by the old certificate(s) delivered to the Depositary herewith will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions,” as soon as practicable after the Expiration Date. All Shares evidenced by the certificates delivered to the Depositary will be deemed to have been tendered, unless the tendering stockholder indicates otherwise.

11. Questions and Requests for Assistance or Additional Copies: Questions and requests for assistance may be directed to the Information Agent at its telephone number and address set forth on the back cover of this Letter of Transmittal. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Depositary and GCP REIT II and such determination shall be final and binding. The Depositary and GCP REIT II reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

PAYER’S NAME: WELLS FARGO BANK, N.A.

SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part 3 — Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 4 — Awaiting TIN

Certification instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                                       DATE

NAME

ADDRESS

CITY                                                          STATE                     ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE

BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: Wells Fargo Bank, N.A.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification umber has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a stockholder who tenders the Company’s stock certificates that are accepted for payment may be subject to backup withholding. In order to avoid such backup withholding, the stockholder must provide the Depositary with such stockholder’s correct taxpayer identification number and certify that such stockholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a stockholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Company’s stock certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Depositary.

Failure to complete the Substitute Form W-9 will not, by itself, cause the Company’s stock certificates to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854		By Overnight Courier or by Hand: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

By Facsimile Transmission: (For Notice of Guaranteed Delivery Only) (651) 450-2452

To Confirm Facsimile Only: (800) 468-9716

You may direct questions and requests for assistance to the Information Agent at its address and telephone number set forth below. You may obtain additional copies of this Offer to Purchase, the related Letter of Transmittal and other tender offer materials from the Information Agent as set forth below, and they will be furnished promptly at Parent’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders May Call Toll-Free at: (888) 750-5834

Banks and Brokers May Call Collect at: (212) 750-5833